UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

COVISINT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36088

Michigan (State or other jurisdiction of incorporation or organization)	26-2318591 (I.R.S. Employer Identification No.)
One Campus Martius, Suite 700 Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)
Registrant’s telephone number, including area code (313) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A modifies the Current Report on Form 8-K filed on May 12, 2014, by filing the correct version of Exhibit 10.18, Amendment to Stock Option Agreement, dated May 8, 2014.
Introduction
On October 1, 2013, Covisint Corporation (“Covisint”) completed its initial public offering of shares of its common stock (the “IPO”). After giving effect to the IPO, Compuware Corporation (“Compuware”) retained over eighty (80%) percent ownership of Covisint common stock in order to enable it to qualify under United States Internal Revenue Code Section 355 for a subsequent tax-free distribution of its shares in Covisint to Compuware shareholders. At that time, Compuware had announced its intention to complete the spinoff distribution of its Covisint shares within one year of the IPO. Compuware has since confirmed its intention.
At the time of the IPO, holders of non-qualified stock options to acquire Covisint common stock under the Covisint 2009 Long-term Incentive Plan (“LTIP”) entered into lock-up agreements prohibiting them from exercising their options until two hundred seventy (270) days after the IPO.1 These lock-up agreements enabled Compuware to continue to maintain greater than 80% ownership of Covisint common stock required for the contemplated tax-free distribution. However, if the option holders were to exercise their options after the end of the lock-up period, but prior to the completion of the spinoff distribution, Compuware would potentially have to purchase from Covisint up to four shares of Covisint common stock for each share of Covisint common stock acquired by the option holders in order for Compuware to maintain its eligibility to distribute its Covisint shares on a tax-free basis. See Article VII of the Master Separation Agreement, as amended, between Compuware and Covisint (filed as Exhibits 10.1, 10.2 and 10.3 to the Covisint Registration Statement on Form S-1 (Registration No. 333-188603)).
In order to maintain greater than 80% ownership of Covisint in light of the exercisable options under the LTIP, while reducing the cost to Compuware of doing so, Covisint and Compuware agreed to the following:

1.
Covisint will amend all outstanding options to purchase Covisint common stock exercisable through the end of December 2014 to provide the option holder with a "tandem" stock appreciation right ("SAR"). In lieu of the exercise of the option, the option holder can exercise the SAR, which will allow the option holder to realize the value of his or her exercisable options (the fair market value of the Company’s common stock less the option strike price) without placing additional shares into the market through the exercise of the option. The exercise price of the SAR will be the same as the exercise price of the outstanding option.

2.
Compuware will acquire from Covisint (and not through the market) sufficient shares of Covisint common stock at fair market value in order to provide Covisint with the funds necessary to pay for the option holder’s exercise of the SAR rights.

Covisint does not anticipate any additional stock compensation expense as a result of the issuance of the SARs to each option holder of options exercisable in 2014.
The purpose of the foregoing plan and the related amendments described below is to provide option holders with an alternative means to cash-settle their options (if they so desire) which would result in Compuware, Covisint’s parent, being able to maintain its ability to complete its contemplated tax-free spinoff of Covisint on a substantially less costly basis. The plan and related amendments are not intended, nor expected, to increase the benefits accruing to option holders.

1 Covisint option holders (including the Company’s Chairman, Robert C. Paul, and director and former Chief Executive Officer, David A. McGuffie) hold options that require option holders to exercise 1.275 million shares of Covisint common stock during 2014. These options range in strike price from $1.73 to $6.21.

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02: Sale of Unregistered Securities
On May 7, 2014, Covisint and Compuware entered into a Purchase Agreement for Compuware to purchase from Covisint shares of Covisint common stock. The Purchase Agreement provides that Compuware will purchase Covisint shares at fair market value, which is defined as the average of the closing price of the Company’s common stock on the NASDAQ Stock Exchange on each of the five trading days immediately preceding the purchase date. The Purchase Agreement provides that Compuware will make an initial purchase of $1,000,000 worth of Covisint shares on June 25, 2014. Further purchases will be made by Compuware on a monthly basis through the earlier of January 2015 or the month following completion of the Covisint spinoff by Compuware to the extent the aggregate payout of the exercise of SARs exceeds $1,000,000 plus the aggregate amounts paid by Compuware for purchases under Article VII of the Master Separation Agreement. Covisint will provide a Notice of Subsequent Purchase to Compuware monthly, which will provide the aggregate cost of the SAR exercises for the month, and calculate the number of shares that Compuware will purchase.
As Compuware is a sophisticated, accredited investor, the controlling shareholder of Covisint and the only offeree of the shares, the sales of common shares by Covisint to Compuware will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment of Option Awards
On May 8, 2014, the Company amended each of its outstanding option agreements to purchase Covisint common stock exercisable through the end of December 2014 to provide the option holder with the tandem SAR. Under the Amendment to Stock Option Agreement, the option holder is given a right to exercise the SAR and receive a cash payment equal to the product of (1) the number of shares with respect to the SAR is being exercised, and (2) the fair market value of the shares on the date of exercise over the exercise price of the SAR. The SARs will be exercisable from June 24, 2014 until the earlier of (a) the completion of the spinoff, (b) the exercise of the related option or (c) December 26, 2014.
Amendment of 2009 Long-Term Incentive Plan

To facilitate the option amendments and the related pricing of the SARs, on May 8, 2014, Covisint executed the Second Amendment of the 2009 Long-term Incentive Plan following approval by the Covisint Board of Directors. The Second Amendment enables the Compensation Committee to determine the per share exercise price for each stock appreciation right granted under the LTIP, provided that the exercise price of a stock appreciation right that is not granted in tandem with an option may not be less than 100 percent of the fair market value on the grant date, and the exercise price of a stock appreciation right that is granted in tandem with an option shall not be less than 100 percent of the exercise price of the tandem option.

Item 9.01: Financial Statements and Exhibits

(c) Exhibits.

10.17    Purchase Agreement between Compuware Corporation and Covisint Corporation, dated May 7, 2014.
10.18    Amendment to Stock Option Agreement, dated May 8, 2014
10.19    Second Amendment to 2009 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVISINT CORPORATION

Date:	May 13, 2014	By:	/s/ MICHAEL A. SOSIN
		Name:	Michael A. Sosin
		Title:	Vice President, General Counsel and Secretary